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                                                                    News Release

For release after 2 p.m., March 28, 2003

Media contact:  Michael Drabenstott     Company contact:  Kristen VanZandt
                swb&r                                     Nazareth National Bank
                (610) 866-0611                            (610) 861-7994
                (610) 417-0503 (cell)


               Nazareth National Bank to open downtown Allentown's
                        first new bank branch in 30 years

ALLENTOWN, Pa. -- Nazareth National Bank will make a substantial commitment to downtown Allentown and Lehigh County with the opening of a full-service branch and regional office in The Plaza at PPL Center, 9th Street and Hamilton Street, by the end of May 2003.

         The new, 5,700-square-foot location will be the first new bank branch in downtown Allentown since the former American Bank & Trust Company (succeeded by Meridian Bank) opened a new, stand-alone branch in the 500 block of Hamilton in 1973.

         Scott V. Fainor, president and chief executive officer of Nazareth National Bank, said the new location will be a cornerstone for the bank's growth in Lehigh County and will drive consumer, commercial, and trust and wealth management products and services.

         "If you're serious about being part of the community, you need to be part of the center city," said Fainor. "Downtown areas are the core from which our region will grow stronger. Community banks need to be a central part of that endeavor. We want to help drive a renaissance in downtown Allentown through our legacy of community banking."

                         Forging community partnerships

         In conjunction with the new branch, Nazareth National Bank has strengthened its partnership with the Community Action Committee of the Lehigh Valley (CACLV). Through its Community Action Agencies, CACLV seeks to improve the quality of life in the Lehigh Valley by building a community in which all people have access to economic opportunities, the ability to pursue those opportunities, and a voice in the decisions that affect their lives.




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         Alan Jennings, executive director of CACLV, said, "There's nothing more important to the long term viability of the Lehigh Valley economy than the health of our inner cities. Nazareth National Bank deserves our thanks and our business for recognizing that."

         Nazareth National Bank also plans to reach out to the Hispanic community, many of whom call downtown Allentown home.

                     Branch to offer convenience, aesthetics

         The new branch, the bank's 19th, will feature an entrance on 9th Street as well as an entry from the building's lobby. Ceilings up to 17 feet high, modern design and wood accents will provide an airy, comfortable atmosphere for customers. The branch will have two drive-through tellers with ATMs along the north side of the building, parallel to Hamilton Street. This branch will also serve as the Lehigh County regional office for several commercial loan officers and trust and wealth management staff members who will be committed to Lehigh County.

         The space for the new branch will be leased from Liberty Property Trust, which owns and manages The Plaza at PPL Center. Nazareth National Bank will be the first of four potential retail tenants in the eight-story landmark building, which is slated to open May 19, 2003.

         Rizzetto Construction Management, Schnecksville, Pa., has been hired to handle interior construction and fit-out for the branch. Spillman Farmer Architects, Bethlehem, Pa., will provide architectural and design services.

 Part of expansion plan, important to merger with Keystone Savings Bank

         The Nazareth National Bank's Allentown branch and office is the second in a series of new branches planned for opening during the next 18 months. In January 2003, the financial institution announced that it began a long-term, multi-office expansion plan with the construction of a branch at the junction of Routes 33 and 248 in Palmer Township. It will be the bank's 18th location.

         The Allentown branch comes on the heels of a merger plan announced by Nazareth National Bank and Keystone Savings Bank on March 6, 2003, that would form the region's largest locally owned and managed financial institution. The resulting bank is expected to have more than 100,000 customers and assets near $1.6 billion. As part of the merger announcement, both banks affirmed that their previously unveiled expansion plans would continue.

         "We believe our new, combined, community bank will give us the strength to make even more of an impact in Allentown than either bank could do




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individually," said Fainor. "Strong communities are essential for strong community banks. Our commitment to Allentown and the Lehigh Valley will be even more pronounced when we become Keystone Nazareth Bank and Trust Company later this year."

         The proposed merger will be submitted to First Colonial Group's shareholders for their consideration. KNBT Bancorp and First Colonial Group will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. SHAREHOLDERS OF FIRST COLONIAL GROUP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, BEFORE MAKING ANY DECISION REGARDING THE MERGER. Shareholders of First Colonial Group will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about KNBT Bancorp, Keystone Savings and First Colonial Group, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to the Secretary of First Colonial Group, First Colonial Group, Inc., 76 South Main Street, Nazareth, Pennsylvania 18064 (610-861-5721).

         First Colonial Group and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Colonial Group in connection with the merger. Information about the directors and executive officers of First Colonial Group and their ownership of First Colonial Group common stock is set forth in the proxy statement, for First Colonial Group's 2002 annual meeting of shareholders, as filed with the SEC on a
Schedule 14A. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.



About Nazareth National Bank
A member of the First Colonial Group, Inc. (NASDAQ: FTCG), Nazareth National Bank provides a wide variety of retail, wholesale, and trust and wealth management services to individuals, businesses and institutions. With assets of more than $611 million as of December 31, 2002, the bank currently operates 17 branches in




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the counties of Northampton (9), Lehigh (3) and Monroe (5). Headquartered in
Nazareth, Pa., the bank has been in continuous operation since June 25, 1897.


"Safe Harbor" Statement Under Private Securities Litigation Reform Act of 1995 The information contained in the Press Release and other financial reports may contain forward looking statements (such as defined in the Securities Exchange Act of 1934 and the regulations thereof), including, without limitation, the discussion of the planned merger with Keystone Savings Bank, statements as to future loan and deposit volumes, the allowance and provision for possible loan losses, future interest rates and their effect on the Company's financial condition or results of operations, the classification of the Company's investment portfolio, statements as to litigation and the amount of reserves, statements as to trends, and other statements which are not historical facts or as to the Company's, the Bank's or management's intentions, plans, beliefs, expectations or opinions. Such forward looking statements are subject to risks and uncertainties and may be affected by various factors which may cause actual results to differ materially from those in the forward looking statements including, without limitation, the risk that the transactions contemplated by the Agreement and Plan of Merger with Keystone Savings Bank may not be completed, the effect of economic conditions and related uncertainties, the effect of interest rates on the Company and the Bank, Federal and state government regulation, competition, changes in accounting standards and policies, and the results of litigation. These and other risks, uncertainties and other factors are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Report on form 10-Q and other filings with the Securities and Exchange Commission, copies of which may be obtained from the Company upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov.


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